THE SYMBOL "**" IS USED THROUGHOUT THIS EXHIBIT TO INDICATE THAT THE PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



                                SUPPLY AGREEMENT


          This SUPPLY AGREEMENT ("Agreement") is made and entered into this twenty-seventh day of September 1994 ("Effective Date"), by and among LIPOSOME TECHNOLOGY, INC., a Delaware corporation with offices at 960 Hamilton Court, Menlo Park, California 94025 USA ("LTI"), and MEIJI SEIKA PHARMA INTERNATIONAL LTD., a Japanese corporation with an office at 4-16 Kybashi 2-chome, Chuo-ku, Tokyo 104 Japan, hereinafter referred to as ("SUPPLIER").

          WHEREAS, LTI wishes to purchase from SUPPLIER the compound identified in Schedule A (the "Product"); and

          WHEREAS, Product has been developed and is being manufactured by MEIJI SEIKA KAISHA, LTD. ("MEIJI SEIKA"), a parent company of SUPPLIER, and SUPPLIER has obtained from MEIJI SEIKA the right to sell Product in countries outside
Japan: and

          WHEREAS, SUPPLIER is willing to sell Product to LTI under the terms and conditions hereinafter set forth;

          NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                          ARTICLE 1 - PURCHASE AND SALE

1.1 PURCHASE: During the term of this Agreement, LTI agrees to purchase such quantities of Product as LTI shall order from SUPPLIER and SUPPLIER shall sell such quantities to LTI, in accordance with the terms of this Agreement.

1.2 PRICE: SUPPLIER shall sell product to LTI in accordance with the prices listed in Schedule B. Either party may request a renegotiation of the prices then applied, if economic conditions including but not limited to fluctuations of currency rates, cost of manufacture and competition in the market as being valid reasons for requesting such renegotiation, will change significantly during the term of this Agreement. It is further understood that the parties will use their best efforts in finding a reasonable price structure.

1.3 ORDERS AND FORECASTS: On the Effective Date, or in any event no later than the last day of the current calendar month. LTI shall provide SUPPLIER with a forecast of its requirements for Product for the twelve (12) months commencing on October 1, 1994. The first three (3) months of such forecast shall reflect LTI's then existing and outstanding purchase orders for Product, which together with the fourth month of such forecast shall represent a binding commitment of LTI to buy and SUPPLIER to sell such forecasted amount. On or before the last day of each subsequent calendar month, LTI shall provide a 12 month forecast by month of its requirements for Product. The first three
     (3) months of such forecast shall reflect LTI's then existing and outstanding orders for Product, which together with fourth month of such new 12 month forecast shall represent a binding commitment of LTI to buy and SUPPLIER to sell such forecasted quantity of Product.

     By way of example only, if the Effective Date is September 27, 1994, then on or before September 30, 1994, LTI will provide a forecast for the twelve months beginning October 1, 1994, and ending September 30, 1995. The forecast for the period beginning October 1, 1994, and ending on January 31, 1995, shall represent a binding commitment. On or before October 31, 1994, LTI will provide a new 12 month forecast, for the period beginning November 1, 1994, and ending on October 31, 1995. The first three months of the new forecast, that is for the months of November, December and January, will be identical to the second, third and fourth months of the prior forecast. The fourth month, February, will represent a new binding commitment. Similarly, the fourth month of each subsequent monthly forecast will represent a new binding commitment.

1.4 SUPPLY AND PURCHASE ORDERS: LTI will submit purchase orders to SUPPLIER in writing. Purchase orders may be on LTI's purchase order form, provided that any provision of any such purchase order form that is inconsistent with any provision of this Agreement shall be ineffective and not binding on either party unless specifically agreed to in writing by an authorized representative of each party. SUPPLIER agrees to supply Product for all purchase orders placed by LTI hereunder that are between one hundred percent (100%) and one hundred and twenty percent (120%) of the applicable forecast submitted by LTI. SUPPLIER shall use reasonable efforts to supply Product ordered in excess of one hundred and twenty percent (120%) of such binding forecast. All purchase orders shall be submitted to SUPPLIER not less than (60) days before shipment date of Product.

1.5 DELIVERY: SUPPLIER shall deliver Product by air freight to LTI, DDU (1990) Incoterms, San Francisco or European Airport to be designated by LTI. Title to product shall pass to LTI at San Francisco Airport or at such European Airport.

     During the initial launch period, covering the first twelve (12) months after market introduction, SUPPLIER shall use its best efforts to ship Product with 15 months unexpired approved shelf life as of the date of shipment. At all times Product delivered shall have at least ten (10) months unexpired shelf life as of the date of shipment.

1.6 PAYMENT: Payment terms for all shipments shall be within sixty (60) days from the date of airway bill of shipment. Payment shall be made by telegraphic transfer to the account of SUPPLIER by LTI in Japanese Yen. In the event that, with respect to any invoice, LTI is in default of the payment terms set forth above, interest shall accrue on the past due amount owed to SUPPLIER at the prime rate as quoted by Bank of Tokyo, on the day the payment is overdue, plus two percent (2%) per annum from the due date, until paid.

1.7 SECOND SOURCE: LTI may qualify a second source of Product (the "Second Source") and secure Product from that Second Source for amounts in excess of the volumes specified in Section 1.4. Unless SUPPLIER cannot meet LTI's orders for two (2) consecutive quarters, LTI shall not make the Second Source its principal supplier of Product. To enable SUPPLIER to monitor this Provision LTI shall submit, for each calendar quarter, a quarterly report to SUPPLIER showing the volume, but not the price, of the orders placed by LTI to such Second Source.

1.8 USE OF PRODUCT: Product supplied by SUPPLIER to LTI shall only be used by LTI or LTI's agents for the purpose of developing, manufacturing, testing, registering and selling liposome and lipid-based formulations and shall not be used for non-liposome or non-lipid based formulations. LTI shall not resell nor supply Product to any third party without written consent of SUPPLIER.


          ARTICLE 2 - PRODUCT SPECIFICATIONS AND ACCEPTANCE OF PRODUCT

2.1 QUALITY OF PRODUCT STANDARDS: Product shall meet all the specifications set forth in Schedule C ("Specifications"). The Specifications may be revised from time to time if required by any authorized regulatory agency or as otherwise agreed upon in writing by the parties, such agreement not to be unreasonably withheld.

2.2 ACCEPTANCE OF LOT: Within sixty (60) days from the date of the airway bill, LTI shall inspect and assay Product and report to SUPPLIER in writing any nonconformance of such Product to the Specifications. If LTI does not make to SUPPLIER such written report on any nonconformance of Product to the Specification within the said sixty (60) day period, Product shall be deemed to conform to the Specification and to have been accepted by LTI.
     In the event that LTI makes such written report and reasonably believes there is any discrepancy between the characteristics of the particular shipment and the Specifications, LTI and SUPPLIER will in good faith try to resolve the discrepancy. In the event that LTI and SUPPLIER are unable to agree within not more than forty-five (45) days following the date of initiation of good faith discussions, such discrepancy shall be resolved by an independent testing laboratory to be mutually agreed upon by the parties. The decision of the testing laboratory on whether or not Product conforms to the Specifications shall be final and binding on the parties and the expenses of such testing laboratory shall be borne by the party in error. Should a lot or batch of Product fail to meet the Specifications, LTI shall dispose of such nonconforming product in LTI's inventory at Supplier's cost and in accordance with instructions given by

     SUPPLIER, and SUPPLIER agrees to replace, at no cost to LTI, any such nonconforming Product as soon as possible but not to exceed thirty (30) days after final disposition was reached.

2.3 MANUFACTURING METHODS: SUPPLIER shall keep LTI fully informed of any material changes or modifications made to the manufacturing process, and all deviations from FDA established manufacturing processes and procedures for the Product, to enable LTI to determine impact on product and regulatory requirements. Such notification shall be delivered to LTI in writing, prior to delivery of Product.


                     ARTICLE 3 - WARRANTIES AND INDEMNITIES

3.1 WARRANTIES: SUPPLIER warrants that Product to be sold hereunder: (a) will conform to the Specifications, (b) will be manufactured in accordance and in compliance with current good manufacturing practices and regulations ("cGMP"), (c) will be manufactured in accordance with the Drug Master File/ AADF submitted pursuant to Section 6.4 of this Agreement, which will be maintained by SUPPLIER. On prior written approval of SUPPLIER in each case, which approval shall not be unreasonably withheld, LTI shall have the right to visit MEIJI SEIKA'S manufacturing facilities to conduct cGMP audits of the manufacturing records procedures, equipment and facilities to verify that Product is being produced in accordance with cGMP. It is specifically agreed in this connection that all information acquired by LTI from such cGMP audits shall be subject to the non-disclosure and non-use restrictions set forth in Section 5.1. In addition, LTI's personnel visiting MEIJI SEIKA's manufacturing facilities to conduct such cGMP audits shall execute an appropriate secrecy agreement acceptable to SUPPLIER. SUPPLIER shall cause MEIJI SEIKA to cooperate with LTI in such cGMP audits and to provide to LTI such documentation and access to MEIJI SEIKA's manufacturing facilities as may be reasonable required by LTI for such cGMP audits, provided, however, that SUPPLIER may prevent LTI from having access to MEIJI SEIKA's know-how and proprietary technical information which, Meiji Seika reasonably believes, is not required for such cGMP audits purpose.

3.2 DISCLAIMER: Except for the warranties contained in Section 3.1, SUPPLIER expressly disclaims all warranties of merchantability or fitness for a particular purpose and all other warranties, express or implied.

3.3 LTI'S OBLIGATIONS: LTI agrees that in using the Product for the purpose set forth in Section 1.8, LTI (a) shall comply with all applicable requirements and regulations of the FDA or any other applicable governmental or administrative agency; and (b) shall insure that any resulting product is manufactured in accordance and in compliance with cGMP as published by FDA. LTI also agrees to comply with any written instructions agreed upon by LTI and SUPPLIER regarding storage, handling or shelf life of Product.

3.4 SUPPLIER'S INDEMNITY: SUPPLIER agrees to indemnify and hold harmless LTI from and against any and all loss, damage, liability, cost or expense arising out of any claim in connection with SUPPLIER's breach of Section
     3.1 of this Agreement, or arising out of SUPPLIER's negligence or willful misconduct.

3.5 LTI'S INDEMNITY: LTI agrees to indemnify and hold harmless SUPPLIER and Meiji Seika from and against any and all loss, damage, liability, cost or expense arising out of (i) any materials, information, directions or instructions given by LTI to SUPPLIER; (ii) improper storage, handling or the misuse of Product by LTI or its representative; (iii) the alteration, reformulation or compounding of Product by LTI after acceptance of Product by LTI or its representative; and (iv) manufacture, use, and/or sale by LTI of any product containing Product.

3.6 INDEMNIFICATION PROCEDURES: Any party seeking indemnification (the "Indemnified Party") against a claim by a third party shall give prompt written notice to the other party (the "Indemnifying Party") of any claim or action arising out of the obligations hereunder or the alleged breach by the Indemnifying party of this Agreement. In any claim or action covered by the foregoing indemnities and brought against the Indemnified Party, the Indemnifying Party, at its sole option, may elect to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party so assumes the defense, the Indemnified Party shall cooperate fully with the Indemnifying Party in defense of such claim or action. In the event that the Indemnifying Party so assumes the defense, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any attorney or investigatory fees, costs or expenses subsequently incurred by the Indemnified Party in the defense thereof; provided, however, that the Indemnified Party shall have the right at its own expense to employ separate counsel acceptable to the Indemnifying Party and to participate in the defense of any such claim or action. In the event that the Indemnifying Party fails to assume the defense of such claim or action within fourteen (14) days after receipt of notice from the Indemnified Party, the Indemnifying Party shall reimburse the Indemnified Party on a monthly basis for any legal or other similar expenses reasonably incurred by the Indemnified Party in connection with investigating and defending against such claim or action (including the reasonable fees, costs and expenses of counsel retained by the Indemnified Party). The Indemnifying Party shall not be liable to indemnify the Indemnified Party for any payment or settlement of any claim or action effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnifying Party desires to settle any claim or action, the Indemnifying Party may do so in its reasonable discretion.

3.7 The indemnification obligations set forth in ARTICLE 3 shall survive termination of this Agreement.

                        ARTICLE 4 - TERM AND TERMINATION

4.1 TERM: The term of this Agreement shall commence on the Effective Date and shall continue for an initial period of five (5) years from such date. Thereafter, this Agreement shall be automatically renewed on the same terms and conditions for successive one (1) year periods, unless terminated by either party by written notice to the other party, such notice to be given not less than one (1) year before the expiration of the initial term or any one year extension thereof.

4.2 TERMINATION FOR MATERIAL BREACH: Either party may terminate this Agreement for a material breach by the other party by giving the breaching party written notice specifying the breach relied on, and giving the breaching party sixty (60) days to cure such breach. If the default has not been cured by the end of the sixty (60) day period, then, upon notice thereof to the breaching party by the other party, this Agreement shall terminate. Termination for breach shall have no effect on performance obligations or amounts to be paid that have accrued up to the effective date of such termination.

4.3 TERMINATION UPON INSOLVENCY OR BANKRUPTCY: Either party may, immediately upon giving notice to the other party, terminate this Agreement in the event that the other party (a) shall be or become insolvent, (b) shall be the subject of any reorganization, winding up, dissolution, bankruptcy or liquidation proceedings, any assignment for the benefit of creditors or any proceedings analogous to one or more of the above, or (c) shall terminate its business in whole or in substantial part.


                           ARTICLE 5 - CONFIDENTIALITY

5.1 CONFIDENTIALITY: LTI and SUPPLIER acknowledge and agree that each of them shall take all reasonable steps to keep confidential, and shall not disclose to, publish or use for the benefit of any third parties or for itself (except in carrying out duties in connection with this Agreement) any information acquired from the other party prior to or during the term of this Agreement, or in the course of performing this Agreement, without first having obtained the written consent of the other party to such disclosure or use unless the same is:

     (a) in the public domain (provided that information in the public domain has not or does not enter the public domain as the result of disclosure by the receiving party); or

     (b) known to the receiving party prior to the disclosure by the other party; or

     (c) available to a party on a non-confidential basis from a source other than the disclosing party, which source was under no obligation of confidentiality; or

     (d) information which was independently developed, as evidenced by written records, by the receiving party; or

     (e) information expressly Identified in writing by LTI or SUPPLIER as not being confidential.

     The obligations of confidentiality hereunder shall survive any expiration or termination of this Agreement and shall continue for a period of five years from the date of disclosure.


                      ARTICLE 6 - MISCELLANEOUS PROVISIONS

6.1 FORCE MAJEURE: A party shall not be liable for non-performance or delay in performance caused by any event reasonably beyond the control of such party, including but not limited to war, hostilities, revolution, riot, civil commotion, national emergency, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God.

6.2 ARBITRATION AND GOVERNING LAW: Any disputes or controversy arising from or in connection with this Agreement which can not be settled amicably by the parties hereto shall be finally settled by arbitration. If the arbitration is initiated by SUPPLIER, the arbitration shall be held in San Francisco, California, U.S.A. and conducted by the American Arbitration Association in accordance with its arbitration rules and California Law. If the arbitration is initiated by LTI, the arbitration shall be held in Tokyo, Japan and conducted by the Japan Commercial Arbitration Association in accordance with its arbitration rules and Japanese Law. The above language specifying governing law is not intended to apply in situations where the action by SUPPLIER or LTI is initiated as a result of, or in response to, a third party action brought against SUPPLIER or LTI.

6.3 ASSIGNMENT: This Agreement may not be assigned by either party without the prior written consent of the other party , which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

6.4 DRUG MASTER FILE: SUPPLIER shall be responsible for preparing, submitting and maintaining a Drug Master File for Product meeting the Specifications. Such Drug Master File shall be filed with FDA. In addition, SUPPLIER shall make reasonable efforts to file the Drug Master file with such other regulatory agencies as LTI shall from time to time direct. The Drug Master File shall always remain the property of SUPPLIER, and LTI shall not be allowed to have access to the Drug Master File unless otherwise agreed by SUPPLIER in writing.

6.5 ENTIRE AGREEMENT: This Agreement is intended by the parties to be the final expression of their agreement as to the subject matter herein and constitutes the entire understanding among them with respect thereto. It is a complete and exclusive statement of the terms and conditions of such understanding and shall supersede any and all prior correspondence, conversations, negotiations, understandings or agreements relating to the same subject matter.

6.6 INTERPRETATION: The headings used at the beginnings of the Sections and certain subsections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement. Reference in this Agreement to the plural shall where the context so admits include the singular, and vice versa.

6.7 NO STRICT CONSTRUCTION: The language used in the Agreement shall be deemed to be the language chosen by both parties hereto to express their mutual intent and no rule of strict construction against either party shall apply to any term or condition of this Agreement.

6.8 SEVERABILITY: If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain enforceable and in full force and effect.

6.9 NO WAIVER: No waiver of any term or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term or condition, or as a waiver of any other term or condition of this Agreement.

6.10 NOTICES: Any notice to be served in connection with this Agreement shall be in writing and may be delivered by personal service or sent by registered or certified air mail, return receipt requested, with postage fully prepaid, provided that a copy of any such notice sent by mail is simultaneously transmitted by telefacsimile. Such notices shall be addressed as follows:

          If to LTI:
          Corporate Secretary
          Liposome Technology, Inc.
          960 Hamilton Court
          Menlo Park, CA 94025
          U.S.A.
          Telephone No.: (415) 323-9011; Telefax No.: (415) 323-9106

          If to SUPPLIER:
          MEIJI SEIKA PHARMA International, LTD.
          4-16, Kyobashi 2-chome, Chuo-ku
          Tokyo, 104 Japan
          Telephone No.: 03-3273-3483; Telefax No.: 03-3281-4058

     Either party may from time to time, by notice in writing served upon the other as provided above, designate a change of address for the service of notices.

6.11 RELATIONSHIP OF PARTIES: The parties hereto are independent contractors. Neither party shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations (other than those set forth herein. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency or and association of any kind.

6.12 COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

LIPOSOME TECHNOLOGY, INC. MEIJI SEIKA PHARMA INTERNATIONAL, LTD.



By:    /S/ PETER V. LEIGH               By:    /s/ Masabumi Sato
     --------------------------              -----------------------------
Printed Name:    Peter V. Leigh         Printed Name:    Masabum Sato
               ----------------                        -------------------
Title:    Vice President                Title:    President & CEO
          ---------------------                   ------------------------
Date of Execution:    9/27/94           Date of Execution:    Oct 14, 1994
                    -----------                             --------------


WITNESS

MEIJI SEIKA KAISHA, LTD.


By:    /s/ Akinobu Otsubo
Printed Name:    Akinobu Otsuno
Title:    Director
Date of Execution:    Oct 14, 1994

                                   SCHEDULE A

                                     Product

Product Name at LTI:                         Doxorubicin Hydrochloride, USP

Product Name at SUPPLIER:                    Doxorubicin Hydrochloride, USP

                                   SCHEDULE B


Prices DDU, San Francisco (1990) INCOTERMS.


     **

                                   SCHEDULE C
                             PRODUCT SPECIFICATIONS

          LTI Specification Summary for Doxorubicin Hydrochloride, USP

             (per LTI Specification No. 26-407, Effective 06/21/94)


- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
Assay/Test                                   Specification
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
Appearance                                   Red-orange powder
- ----------------------------------------------------------------------------------------------------------------------------------
Identification A: HPLC                       Exhibit peak at same retention time as, and the chromatogram compares qualitatively to, that of the standard preparation of USP Doxorubicin Hydrochloride RS.
- ----------------------------------------------------------------------------------------------------------------------------------
Crystallinity                                Passes test
- ----------------------------------------------------------------------------------------------------------------------------------
Depressor Substances: Dose 1.0 mL/kg at
1.5 mg/mL Concentration                      Passes test
- ----------------------------------------------------------------------------------------------------------------------------------
pH                                           4.0-5.5 in a solution containing 5 mg/mL
- ----------------------------------------------------------------------------------------------------------------------------------
Water                                        NMT 4.0%
- ----------------------------------------------------------------------------------------------------------------------------------
Chromatographic Purity                       Total impurities NMT 2.0% (Peak area normalization)
- ----------------------------------------------------------------------------------------------------------------------------------
Solvent Residue                              Total acetone and alcohol NMT 2.5%
- ----------------------------------------------------------------------------------------------------------------------------------
Assay                                        NLT 98.0% and NMT 102.0% of doxorubicin hydrochloride, calculated on the anhydrous, solvent-free basis.
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
